UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities  Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2003

DECISIONLINK, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-17569	84-1063897
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1181 Grier Drive Suite B Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 361-9873

(Former name or former address, if changed since last report)

Item 3.  Bankruptcy or Receivership

On April 10, 2003, (the “Entry Date”) the United States Bankruptcy Court, District of Nevada (the “Court”) entered the order confirming the joint plan of reorganization (the “Plan”) for the Registrant and FCI Environmental, Inc., a wholly owned subsidiary. All material provisions of the Plan are set forth in Article VIII — Critical Plan Provisions, of the confirmation order attached hereto as Exhibit 99.1. These critical plan provisions modify and replace in their entirety those critical plan provisions set forth in the joint plan of reorganization considered by the Court on November 19, 2002.

On the Entry Date, the Registrant had approximately:

(i)                  158.5 million common shares issued and outstanding;

(ii)               208,000 preferred Series A shares issued and outstanding;

(iii)            72,000 preferred Series B shares issued and outstanding; and

(iv)           1,750,000 preferred Special Series shares issued and outstanding.

There are no shares or other units of the Registrant reserved for future issuance in respect of claims and interests filed and allowed under the Plan. There are no known filed and allowed claims or interests that have not been treated pursuant to the Plan; however, the Registrant will not receive a discharge in this case.

Information as to the assets and liabilities of the Registrant, on a stand-alone basis, as of March 31, 2003, is presented in the Monthly Operating Report attached hereto as Exhibit 99.2.

Item 5.  Other Events

Effective 5:00 P.M. on April 20, 2003, all of the officers and directors of DecisionLink, Inc. will resign from their respective positions.

On December 6, 2001, DecisionLink, Inc. (the “Registrant”) filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code in the Court. As a result, financial information necessary for the filing of a complete and accurate Form 10-KSB for the twelve months ended December 31, 2001 and 2002, and Form 10-QSB for the three months ended March 31, 2002, June 30, 2002 and September 30, 2002, could not be provided within the prescribed time period without unreasonable effort and expense.

On March 6, 2002, in accordance with Exchange Act Release No. 34-9660, the Registrant requested of the Securities and Exchange Commission (“SEC”), relief from its Exchange Act reporting obligations and further requested that the SEC take no action against it for not timely meeting its reporting obligations under the Securities Exchange Act of 1934, as amended.

On March 17, 2002, the SEC notified the Registrant that it was not able to grant no action relief primarily due to the post bankruptcy trading volume of the Registrant’s common stock. As such, as of April 15, 2002, the Registrant is no longer current with its Exchange Act reporting requirements for purposes of: (1) determining eligibility to use Securities Act Form S-2 or S-3; (2) satisfying the current public information requirements of Securities Act Rule 144(c)(1); or (3) satisfying the reporting issuer definition of Rule 902(1) of Regulation S. The Registrant, relying on that general interpretive guidance of Exchange Act Release No. 34-9660, will file in its Form 8-K, on a monthly basis, modified reports as further explained below.

The Registrant, and its wholly owned subsidiary FCI Environmental, Inc. (“FCI”), also operating under voluntary Chapter 11 of the Federal Bankruptcy Code, herein are filing their Monthly Operating Reports (the “Report(s)”) for the month and period ended March 31, 2003, in reliance upon SEC Exchange Act Release No. 34-9660.

The Registrant’s Report includes certain financial information for the period from December 6, 2001 to March 31, 2003. Readers of the Registrant’s Report are hereby cautioned and made aware of the fact that the financial information contained in the Registrant’s Report includes the accounts of DecisionLink, Inc., the parent company, on a stand-alone basis. The Registrant’s Report does not include the accounts of any DecisionLink, Inc. subsidiaries or affiliated companies. The Registrant’s Report was prepared by the Registrant. The Registrant’s Report was not reviewed by the Registrant’s independent accountants.

The FCI Report includes certain financial information for the period from December 20, 2001 to March 31, 2003.  Readers of the FCI Report are hereby cautioned and made aware of the fact that the financial information contained in the FCI Report includes the accounts of FCI on a stand-alone basis. The FCI Report does not include the accounts of any affiliated companies. The FCI Report was prepared by the Registrant. The FCI Report was not reviewed by the Registrant’s independent accountants.

On or about September 16, 2002, the Registrant’s order approving the adequacy of its disclosure statement was approved by the Court setting forth, among other things, a ballot return deadline of November 5, 2002 and a confirmation hearing date of November 19, 2002.

All documents filed in this case can be obtained from the Court’s website at: http://www.nvb.uscourts.gov from the PACER database.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)               Financial statements of businesses acquired:     None

(b)              Pro forma financial information:     None

(c)               Exhibits:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

99.1	Form of Order Confirming Joint Plan of Reorganization For DecisionLink, Inc. and FCI Environmental, Inc.

99.2	United States Bankruptcy Court, District of Nevada, Chapter 11 Monthly Operating Report of DecisionLink, Inc. for the month and period ended March 31, 2003

99.3	United States Bankruptcy Court, District of Nevada, Chapter 11 Monthly Operating Report of FCI Environmental, Inc. for the month and period ended March 31, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DECISIONLINK, INC.

(Registrant)

By:	/s/ R. Kenyon Culver	Date:	April 18, 2003
R. Kenyon Culver
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

99.1	Form of Order Confirming Joint Plan of Reorganization For DecisionLink, Inc. and FCI Environmental, Inc.

99.2	United States Bankruptcy Court, District of Nevada, Chapter 11 Monthly Operating Report of DecisionLink, Inc. for the month and period ended March 31, 2003

99.3	United States Bankruptcy Court, District of Nevada, Chapter 11 Monthly Operating Report of FCI Environmental, Inc. for the month and period ended March 31, 2003